Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-8 File Nos. 333-229069, 333-37509, 333-87456 and 333-87458) and Form S-3 (File Nos. 333-121601, 333-144155 and 333-149855) of our report dated September 20, 2024 relating to the consolidated financial statements of Integrated Biopharma, Inc. appearing in this Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ Marcum llp

Morristown, New Jersey

September 23, 2025